Exhibit 21

                         Subsidiaries of The Registrant


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                                                                    Exhibit (21)

(21)     SUBSIDIARIES OF THE REGISTRANT

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                                                                              STATE OF
NAME                                                                       INCORPORATION

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The Annapolis Banking and Trust Company                                         Maryland
Baltimore Trust Company                                                         Delaware
Bank of Southern Maryland                                                       Maryland
Calvert Bank and Trust Company                                                  Maryland
The Chestertown Bank of Maryland                                                Maryland
The Citizens National Bank                                                 United States
County Banking & Trust Company                                                  Maryland
The Eastville Bank                                                              Virginia
Farmers & Merchants Bank - Eastern Shore                                        Virginia
The Fidelity Bank                                                               Maryland
The First National Bank of St. Mary's                                      United States
The Forest Hill State Bank                                                      Maryland
Fredericktown Bank & Trust Company                                              Maryland
MBC Agency, Inc.                                                                Maryland
  Mercantile Life Insurance Company                                              Arizona
MBC Realty, Inc.                                                                Maryland
Mercantile Mortgage Corporation                                                 Maryland
Mercantile-Safe Deposit and Trust Company                                       Maryland
  Hopkins Plaza Agency, Inc.                                                    Maryland
  MBC Leasing, Inc.                                                             Maryland
The National Bank of Fredericksburg                                        United States
Peninsula Bank                                                                  Maryland
The Peoples Bank of Maryland                                                    Maryland
Potomac Valley Bank                                                             Maryland
The Sparks State Bank                                                           Maryland
St. Michaels Bank                                                               Maryland
Westminster Bank and Trust Company of
  Carroll County                                                                Maryland
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Each of the foregoing subsidiaries conducts business under its corporate name.